                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below, acting in the capacity or capacities stated opposite their respective names, hereby constitute and appoint DENNIS W. BAKKE, BARRY J. SHARP and WILLIAM
R. LURASCHI and each of them severally, such persons true and lawful attorneys-in-fact with full power to them and each of them to approve and sign for and in the name of the undersigned in the capacities indicated below the Registration Statement relating to the plan interests and shares of Common Stock, par value $.01 per share, of the AES Corporation, a Delaware corporation, issuable or deliverable under AES Puerto Rico LP Retirement Plan (the "Plan"), any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.

     This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

                  SIGNATURE                                      TITLE                              DATE
----------------------------------------------  ----------------------------------------  -------------------------
  /s/ Roger W. Sant                             Chairman of the Board and                     February 26, 2002
----------------------------------------------  Director
Roger W. Sant

  /s/ Dennis W. Bakke                           President, Chief Executive Officer and        February 26, 2002
----------------------------------------------  Director (Principal Executive Officer)
Dennis W. Bakke

  /s/ Dr. Alice F. Emerson                      Director                                      February 26, 2002
----------------------------------------------
Dr. Alice F. Emerson

  /s/ Robert F. Hemphill, Jr.                   Director                                      February 26, 2002
----------------------------------------------
Robert F. Hemphill, Jr.

  /s/ Frank Jungers                             Director                                      February 26, 2002
----------------------------------------------
Frank Jungers

  /s/ John H. McArthur                          Director                                      February 26, 2002
----------------------------------------------
John H. McArthur

  /s/ Hazel O'Leary                             Director                                      February 26, 2002
----------------------------------------------
Hazel O'Leary

  /s/ Thomas I. Unterberg                       Director                                      February 26, 2002
----------------------------------------------
Thomas I. Unterberg

  /s/ Robert H. Waterman, Jr.                   Director                                      February 26, 2002
----------------------------------------------
Robert H. Waterman, Jr.


  /s/ Philip Lader                              Director                                      February 26, 2002
----------------------------------------------
Philip Lader

  /s/ Barry J. Sharp                            Vice President and Chief Financial            February 26, 2002
----------------------------------------------  Officer (Principal Financial and
Barry J. Sharp                                  Accounting Officer)
